                                                                     EXHIBIT 3.2

                          FIRST AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                         LEXAR MEDIA, INC. (DELAWARE)


     Lexar Media, Inc. (Delaware), a Delaware corporation (the "Corporation"),
                                                                -----------
which was originally incorporated on January 11, 2000, hereby certifies that the First Amended and Restated Certificate of Incorporation of the Corporation attached hereto as Exhibit A, which is incorporated herein by this reference,
                   ---------
has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the approval of the stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, said Corporation has caused this First Amended and Restated Certificate of Incorporation to be signed by its by duly authorized officer.

Dated: March ___, 2000

                                    LEXAR MEDIA, INC. (DELAWARE)




                                    _________________________________
                                    John Reimer, President

                                                                       Exhibit A
                                                                       ---------

                          FIRST AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                               LEXAR MEDIA, INC.

                                   ARTICLE I

     The name of the corporation is Lexar Media, Inc.

                                  ARTICLE II

     The address of the registered office of the corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of its registered agent at that address is Incorporating Services, Ltd.

                                  ARTICLE III

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

     The total number of shares of all classes of capital stock which the corporation has authority to issue is 113,705,827 shares, consisting of two classes: (i) 75,000,000 shares of Common Stock, par value $0.0001 per share, and
(ii) 36,658,348 shares of Preferred Stock, par value $0.0001 per share. Of the 36,658,348 shares of Preferred Stock authorized to be issued by the corporation,
(i) 3,000,000 shares are hereby designated "Series A Preferred Stock," (ii) 3,000,048 shares are hereby designated "Series B Preferred Stock," (iii) 11,543,750 shares are hereby designated "Series C Preferred Stock," (iv) 6,943,618 shares are hereby designated "Series D Preferred Stock," and (v) 12,170,932 shares are hereby designated "Series E Preferred Stock." The rights, preferences, privileges and restrictions granted to and imposed upon the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Common Stock are set forth below:

     1.   Definitions.  For purposes of this Article IV, the following
          -----------
definitions shall apply:

          1.1  "Affiliates" shall mean any Person that directly or indirectly
                ----------
controls, is controlled by, or is under common control with, the indicated
Person.

          1.2  "Available Funds and Assets" shall mean the funds and assets of
                --------------------------
the Company (whether such funds and assets are capital, surplus or earnings) that may be legally available for distribution to the stockholders of the Company from time to time.

          1.3  "Board" shall mean the Board of Directors of the Company.
                -----

          1.4  "Company" shall mean this corporation.
                -------

          1.5  "Common Stock" shall mean the Common Stock, par value $0.0001 per
                ------------
share, of the Company.

          1.6  "Common Stock Director" shall mean the director of the Company
                ---------------------
elected by the holders of the Common Stock, voting separately as a separate class, pursuant to Section 5.5.

          1.7  "Common Stock Dividend" shall mean a stock dividend declared and
                ---------------------
paid on the Common Stock that is payable in shares of Common Stock.

          1.8  "Dividend Rate" shall mean (i) $0.08 per share per annum for the
                -------------
Series A Preferred Stock, (ii) $0.0333336 per share per annum for the Series B Preferred Stock, (iii) $0.064 per share per annum for the Series C Preferred Stock, (iv) $0.1348 per share per annum for the Series D Preferred Stock and (v) $0.2072 per share per annum for the Series E Preferred Stock, each appropriately adjusted for any stock split, combination or other recapitalization affecting the particular series of Preferred Stock and for any dividends on such stock payable in shares of Preferred Stock or Common Stock which occur after the Original Issue Date.

          1.9  "Original Issue Date" shall mean the date on which the first
                -------------------
share of Series E Preferred Stock is issued by the Company.

          1.10 "Original Issue Price" shall mean (i) $1.00 per share for the
                --------------------
Series A Preferred Stock, (ii) $0.41667 per share for the Series B Preferred Stock, (iii) $0.80 per share for the Series C Preferred Stock, (iv) $1.685 per share for the Series D Preferred Stock and (v) $2.59 per share for the Series E Preferred Stock, each appropriately adjusted for any stock split, combination or other recapitalization affecting the particular series of Preferred Stock and for any dividends on such stock payable in shares of Preferred Stock or Common Stock which occur after the Original Issue Date.

          1.11 "Permitted Repurchases" shall mean the repurchase by the Company
                ---------------------
of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Company or a subsidiary that are subject to restricted stock purchase agreements or stock option exercise agreements as approved by the Board under which the Company has the option to repurchase such shares (i) at cost, upon the occurrence of certain events, such as the termination of employment or services or (ii) at any price pursuant to the exercise by the Company of a right of first refusal to repurchase such shares.

          1.12 "Person" shall include all natural persons, corporations,
                ------
business trusts, associations, limited liability companies, partnerships, joint ventures and other entities, governments, agencies and political subdivisions.

          1.13 "Preferred Stock" shall mean the Series A, Series B, Series C,
                ---------------
Series D and Series E Preferred Stock, collectively.

          1.14 "Qualified Public Offering" shall mean the first underwritten
                -------------------------
public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Company on a firm commitment basis in which the aggregate gross proceeds received by the Company at the public offering price equals or exceeds $20,000,000 and the public offering price equals or exceeds $6.18 per share of Common Stock, appropriately adjusted for any stock split, combination or other recapitalization affecting the Common Stock and dividends on Common Stock payable in shares of Common Stock which occur after the Original Issue Date.

          1.15 "Series A Preferred Stock" shall mean the Series A Preferred
                ------------------------
Stock, $0.0001 par value per share, of the Company.

          1.16 "Series B Preferred Stock" shall mean the Series B Preferred
                 ------------------------
Stock, $0.0001 par value per share, of the Company.

          1.17 "Series C Preferred Stock" shall mean the Series C Preferred
                ------------------------
Stock, $0.0001 par value per share, of the Company.

          1.18 "Series C Director" shall mean a director of the Company elected
                -----------------
by the holders of the Series C Preferred Stock, voting separately as a separate series, pursuant to Section 5.5.

          1.19 "Series C Purchase Agreement" shall mean the Series C Purchase
                ---------------------------
Agreement entered into between the Company and the holders of Series C Preferred Stock, as amended.

          1.20 "Series D Preferred Stock" shall mean the Series D Preferred
                ------------------------
Stock, $0.0001 par value per share, of the Company.

          1.21 "Series D Purchase Agreement" shall mean the Series D Purchase
                ---------------------------
Agreement entered into between the Company and the holders of Series D Preferred Stock, as amended.

          1.22 "Series E Preferred Stock" shall mean the Series E Preferred
                ------------------------
Stock, $0.0001 par value per share, of the Company.

          1.23 "Series E Director" shall mean a director of the Company elected
                -----------------
by the holders of the Series E Preferred Stock, voting separately as a separate series, pursuant to Section 5.5.

          1.24 "Series E Purchase Agreement" shall mean the Series E Purchase
                ---------------------------
Agreement entered into between the Company and the holders of the Series E Preferred Stock, as amended.

     2.   Dividend Rights.
          ---------------

          2.1  Dividend Preference.  The holders of each share of Series A,
               -------------------
Series B, Series C, Series D and Series E Preferred Stock then outstanding shall be entitled to receive, when, as and if declared by the Board of Directors, cumulative dividends, out of any funds and assets of the Company legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than a Common Stock Dividend) on Common Stock of the Company at the annual Dividend Rate for each such series of Preferred Stock, unless otherwise approved by all of the directors of the Company. Such cumulative dividends shall accrue on each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock from the date on which such share is issued by the Company, and shall accrue from day to day whether or not earned or declared. No accumulation of dividends on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall bear any interest. Unless the full amount of any accrued and unpaid cumulative dividends accrued on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have been paid or declared in full and a sum sufficient for the payment thereof reserved and set apart, no dividend, other than a Common Stock Dividend, shall be paid, or declared, on any Common Stock. The payments of any dividends to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be made pro rata, on an equal priority, pari passu basis, according to their respective dividend preferences as set forth herein.

          2.2  Other Dividends.  Except as set forth in Section 2.1 above, no
               ---------------
dividend or other distribution shall accrue or be paid with respect to any shares of capital stock of the Company for any period, whether before or after the effective date of this First Amended and Restated Certificate of Incorporation, unless and until approved by all of the directors of the Company. In the event any dividend or distribution is declared or made with respect to outstanding shares of Common Stock (including, without limitation, any Common Stock Dividend), a comparable dividend or distribution shall be simultaneously declared or made with respect to the outstanding shares of Preferred Stock, as if fully converted into Common Stock, including fractions of shares. The dividends on shares of capital stock of the Company shall be payable only out of funds legally available therefor.

          2.3  Non-Cash Dividends.  Whenever a dividend provided for in this
               ------------------
Section 2 shall be payable in securities of the Company or in property other than cash, the value of such dividend shall be deemed to be the price of such security or the fair market value of such property as determined in good faith by the Board.

          2.4  No Payment on Conversion.  If the Company shall have accrued but
               ------------------------
unpaid dividends with respect to any Preferred Stock upon its conversion as provided in Section 6, then all such accrued but unpaid dividends on such converted shares shall be canceled.

     3.   Liquidation Rights.  In the event of any liquidation, dissolution or
          ------------------
winding up of the Company, whether voluntary or involuntary, the Available Funds and Assets shall be distributed to stockholders in the following manner.

          3.1  Liquidation Preferences.  The holders of each share of Series A
               -----------------------
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution, or any setting apart of any payment or distribution, of any Available Funds and Assets on any shares of Common Stock, an amount per share equal to the Original Issue Price for each such series of Preferred Stock, respectively, plus all accrued but unpaid dividends thereon (the "Liquidation Preference"). If upon any liquidation, dissolution or winding
      ----------------------
up of the Company, whether voluntary or involuntary, the Available Funds and Assets shall be insufficient to permit the payment to holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock of their full preferential amounts described in this Section 3.1, then all the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock pro rata, on an equal priority, pari passu basis, according to their respective liquidation preferences as set forth herein.

          3.2  Participation Rights.  If there are any Available Funds and
               --------------------
Assets remaining after the payment or distribution, or the setting aside for payment or distribution, to the holders of the Preferred Stock of their full preferential amounts described above in this Section 3, then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock pro rata according to the number of shares of Common Stock held by such holders, where, for this purpose, holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock will be deemed to hold, in lieu of their Preferred Stock, the greatest whole number of shares of Common Stock then issuable upon conversion in full of such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock pursuant to Section 6.

          3.3  Notice.  In connection with any liquidation, dissolution or
               ------
winding up of the Company, whether voluntary or involuntary, the Company shall provide notice not less than fifteen (15) business days prior to the consummation of such event to each holder of Preferred Stock.

          3.4  Merger or Sale of Assets.  A (i) consolidation or merger of the
               ------------------------
Company with or into any other entity in which the holders of the outstanding shares of the Company immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving entity of such consolidation or merger (or its parent entity if the surviving entity is wholly owned by the parent entity) or (ii) a sale, lease (excluding any sale-leaseback transaction or equipment lease financing), exclusive license or transfer of all or substantially all of the assets of the Company, whether in a single transaction or a series of related transactions, shall each be deemed to be a liquidation, dissolution or winding up of the Company as those terms are used in this Section 3.

          3.5  Non-Cash Consideration.  If any assets of the Company distributed
               ----------------------
to stockholders in connection with any liquidation, dissolution, or winding up of the Company are other than cash, then the value of such assets shall be their fair market value as determined by the Board of Directors in good faith, except
                                                                         ------
that any securities to be distributed to stockholders in a liquidation,
----
dissolution, or winding up of the Company shall be valued as follows:

               (a) The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

                    (i) if the securities are then traded on a national securities exchange or the Nasdaq National Market or a similar national quotation system, then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution; and

                    (ii) if actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the distribution; and

                    (iii) if there is no active public market, then the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

               (b) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subparagraphs
(a)(i), (ii) or (iii) of this subsection to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

               (c) To the extent commercially practicable, distribution of each non-cash asset shall be made pro rata to each stockholder in proportion to the aggregate amount to which such stockholder is entitled in the event of a liquidation, dissolution or winding up of the Company. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company which will involve the distribution of assets other than cash, if the assets to be distributed are not divisible in a commercially practicable manner so as to effect the pro rata distribution contemplated by this subparagraph, then the Company shall use commercially reasonable efforts to liquidate such assets for cash.

     4.   Redemption.
          ----------

          4.1  Redemption Offer.  The Company shall, to the extent it is
               ----------------
lawfully able to do so, be obligated to offer to redeem, at the respective Original Issue Price plus accrued but unpaid dividends, all of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in three (3) annual installments as follows: (i) within sixty (60) days after November 4, 2003, one-third of each series of Preferred Stock outstanding on November 4, 2003; (ii) within sixty
(60) days after November 4, 2004, one-half of each series of Preferred Stock outstanding on November 4, 2004; and, (iii) within sixty (60) days after November 4, 2005, all of the Preferred Stock outstanding on November 4, 2005. Each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall have the option, each year, to either accept or reject the redemption offer. No other share of capital stock of the Company, preferred or common, may be redeemed without the consent of all of the directors of the Company, except for Permitted Repurchases that have been approved in advance by a majority of the Board of Directors. If upon any redemption date scheduled under this subsection for the redemption of Preferred Stock, the funds and assets of the Company legally available to redeem such stock shall be insufficient to redeem all shares of Preferred Stock then scheduled to be redeemed, then any such unredeemed shares shall be carried forward and shall be redeemed, together with any other shares of Preferred Stock then scheduled to be redeemed, at the next redemption date scheduled under this Section 4.1 for the redemption of Preferred Stock to the full extent of legally available funds of the Company at such time, and any such unredeemed shares shall continue to be so carried forward until redeemed. Those shares of Preferred Stock which are subject to redemption hereunder but which have not been redeemed due to insufficient legally available funds and assets of the Company shall continue to be outstanding and entitled to all dividends, liquidation, conversion and other rights, preferences, privileges and restrictions of the Preferred Stock respectively until such shares have been converted or redeemed.

          4.2  Redemption Notice.  At least thirty (30) but no more than sixty
               -----------------
(60) days prior to the date fixed for any redemption of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock (the "Redemption Date"), written notice shall
                                        ---------------
be mailed by the Company, postage prepaid, to each holder of record of the shares of Preferred Stock to be redeemed, at the address last shown on the records of the Company for such holder or given by the holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying such holder of the redemption to be effected, specifying the subsection hereof under which such redemption is being effected, the Redemption Date, the applicable redemption price, the number of shares of Preferred Stock of such holder to be redeemed, the place at which payment may be obtained and the date on which the conversion rights, as set forth in Section 6, as to such shares terminate, if the redemption offer is accepted, which date shall in no event be earlier than three (3) days prior to the Redemption Date, and calling upon such holder to surrender to the Company, in the manner and at the place designated, the certificate or certificates representing the shares which the holder elects to have redeemed (the "Redemption Notice"). The record date for determining which
                    -----------------
holders shall receive the Redemption Notice shall be the close of business on the business day next preceding the day on which such Redemption Notice is given. Each holder of the Preferred Stock, upon receipt of the Redemption Notice, shall, within twenty (20) days after the date of such notice, notify the Company whether or not such holder wishes to participate in the redemption and the number of shares such holder wishes to have redeemed up to the maximum number of shares of Preferred Stock of such holder set forth in the Redemption Notice on any Redemption Date (the "Redemption Confirmation"); provided,
                                    -----------------------    --------
however, on November 4, 2005 such holders of Preferred Stock may redeem all of
-------
their remaining Preferred Stock. Only those holders of the Preferred Stock responding to the Redemption Notice within such twenty (20) day period will be entitled and obligated to have their shares redeemed.

          4.3  Priority and Allocation.  If at any time the Company is obligated
               -----------------------
to redeem Preferred Stock under this Section 4 and the funds lawfully and contractually available for such redemption of Preferred Stock are insufficient to permit payment in full to such holders of Preferred Stock, no redemption shall be made under this Section 4 of only a part of the then outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, unless the Company shall effect such redemption pro rata among all holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock requested to be redeemed pursuant to the Redemption Confirmation according to the dollar amount due to each such holder thereof on the applicable Redemption Date.

          4.4  Surrender of Certificates.  On or before each designated
               -------------------------
Redemption Date, each holder of Preferred Stock which has elected to redeem shares of Preferred Stock shall, unless such holder has previously exercised his right to convert such shares of Preferred Stock into Common Stock as provided in
Section 4.5 below, surrender the certificate(s) representing such shares of Preferred Stock which the holder has elected to be redeemed to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the redemption price for such shares shall be payable to the order of the person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate shall be canceled and retired. If less than all of the shares represented by such certificate are to be redeemed, then the Company shall promptly issue a new certificate representing the unredeemed shares.

          4.5  Effect of Redemption.  If the Redemption Notice shall have been
               --------------------
duly given, and if on the Redemption Date the redemption price is either paid or made available for payment through the deposit arrangements specified in Section
4.6 below, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock included in the Redemption Confirmation shall not have been surrendered, all dividends with respect to such shares shall cease to accrue after the Redemption Date, such shares shall not thereafter be transferred on the books of the Company and all of the rights of the holders of such shares with respect to such shares shall terminate after the Redemption Date, except only the right of the holders to receive the redemption price without interest upon surrender of their certificate(s) therefor.

          4.6  Deposit of Redemption Price.  On or prior to the Redemption Date,
               ---------------------------
the Company may, at its option, deposit with a bank or trust company in San Jose, California having a capital and surplus of at least $100,000,000, as a trust fund, a sum equal to the maximum aggregate redemption price for all shares of Preferred Stock to be redeemed pursuant to the Redemption Confirmation, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the redemption price to the respective holders upon the surrender of their share certificates. If such deposit is made, then from and after the Redemption Date, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their tendering holders, and from and after the Redemption Date, the shares shall be deemed to be no longer outstanding, all dividends with respect to such shares shall cease to accrue and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in Section 6 below. Any funds so deposited and unclaimed at the end of one (1) year from the Redemption Date shall be released or repaid to the Company, after which time the holders of shares submitted for redemption who have not claimed such funds shall be entitled to receive payment of the redemption price only from the Company.

     5.   Voting Rights.
          -------------

          5.1  Common Stock.  Each holder of shares of Common Stock shall be
               ------------
entitled to one (1) vote for each share thereof held.

          5.2  Preferred Stock.  Each holder of shares of Preferred Stock shall
               ---------------
be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Preferred Stock could be converted pursuant to the provisions of
Section 6 below at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

          5.3  General.  Subject to the foregoing provisions of this Section 5,
               -------
each holder of Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, including any special voting rights provided for by law or set forth elsewhere in this First Amended and Restated Certificate of Corporation, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Company, as in effect at the time in question, and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

          5.4  Board Size.  The authorized number of directors of the Board of
               ----------
Directors of the Company shall be eight (8). The Company shall not alter the authorized number of directors in its Certificate of Incorporation, Bylaws or otherwise, without first obtaining the written consent, or affirmative vote at a meeting, of the holders of at least two-thirds of the then outstanding shares of the Preferred Stock, consenting or voting, as the case may be, separately as a single class.

          5.5  Board of Directors Election and Removal.
               ---------------------------------------

               (a)  Election. (i) so long as 3,000,000 shares of the Series C
                    --------
Preferred Stock remain outstanding, the holders of the Series C Preferred Stock, voting as a separate series with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code, shall be entitled to elect two (2) directors of the Company, (ii) so long as 2,000,000 shares of the Series E Preferred Stock remain outstanding, the holders of the Series E Preferred Stock, voting as a separate series with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code, shall be entitled to elect one (1) director of the Company,
(iii) the holders of the Common Stock, voting as a separate class with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code, shall be entitled to elect one (1) director of the Company and (iv) the holders of the Preferred Stock and the Common Stock, voting together as a single class with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code, shall be entitled to elect four (4) directors of the Company. In the event the Series C Preferred Stock no longer have the right to elect the Series C Directors pursuant to Section 5.5(a)(i) above or the Series E Preferred Stock no longer have the right to elect the Series E Director pursuant to Section 5.5(a)(ii) above, then such director(s) shall be elected pursuant to Section 5.5(a)(iv) above.

               (b)  Quorum; Required Vote.
                    ---------------------

                    (i) Quorum.  At any meeting held for the purpose of electing
                        ------
directors, (i) the presence in person or by proxy of the holders of a majority of the shares of the Series C Preferred Stock, Series E Preferred Stock or Common Stock then outstanding, respectively, shall constitute a quorum of the Series C Preferred Stock, Series E Preferred Stock or Common Stock, as the case may be, for the election of directors to be elected solely by the holders of the Series C Preferred Stock, Series E Preferred Stock or Common Stock, respectively and (ii) the presence in person or by proxy of the holders of a majority of the aggregate number of shares of the Preferred Stock and Common Stock then outstanding shall constitute a quorum for the election of the directors to be elected jointly by the holders of the Preferred Stock and the Common Stock.

                    (ii) Required Vote. With respect to the election of any
                         -------------
director or class of capital stock given the right to elect such director or directors pursuant to Section 5.5(a) above ("Specified Stock"), that candidate
                                             ---------------
or those candidates, as applicable, shall be elected who either: (i) in the case of any such vote conducted at a meeting of the holders of such Specified Stock, receive the highest number of affirmative votes of the outstanding shares of such Specified Stock, up to the number of directors to be elected by such Specified Stock; or (ii) in the case of any such vote taken by written consent without a meeting, are elected by the unanimous written consent of the holders of shares of such Specified Stock, except that if such vote is to fill a vacancy on the Board of Directors, other than a vacancy created by removal of a director, such vacancy may be filled by election by the majority written consent of the holders of shares of such Specified Stock.

               (c)  Vacancy.  If there shall be any vacancy in the office of a
                    -------
director elected by the holders of any Specified Stock pursuant to Section 5.5(a), then a successor to hold office for the unexpired term of such director may be elected by either: (i) the remaining director or directors, if any, in office that were so elected by the holders of such Specified Stock, by the affirmative vote of a majority of such directors, or by the sole remaining director elected by the holders of such Specified Stock if there be but one, or
(ii) the requisite vote or consent of the holders of the shares of such Specified Stock that are entitled to elect such director under Section 5.5(b)(ii).

               (d)  Removal. Any director who shall have been elected to the
                    -------
Board by the holders of any Specified Stock pursuant to Section 5.5(a) or by any director or directors elected by holders of any Specified Stock as provided in
Section 5.5(c), may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of shares representing a majority of the voting power of all the outstanding shares of such Specified Stock entitled to vote, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in Section 5.5(c).

               (e)  Procedures. Any meeting of the holders of any Specified
                    ----------
Stock, and any action taken by the holders of any Specified Stock by written consent without a meeting, in order to elect or remove a director under this
Section 5.5, shall be held in accordance with the procedures and provisions of the Bylaws of the Company, the California Corporations Code and applicable law regarding stockholder meetings and stockholder actions by written consent, as such are then in effect, including but not limited to procedures and provisions for determining the record date for shares entitled to vote.

               (f)  Termination. Notwithstanding anything in this Section 5.5 to
                    -----------
the contrary, the provisions of this Section 5.5 shall cease to be of any further force or effect upon the earlier to occur of : (i) with respect to provisions requiring the directors to be elected by the holders of Series C Preferred Stock, the first date on which the total number of outstanding shares of Series C Preferred Stock is less than 3,000,000 shares of the Series C Preferred Stock and with respect to provisions requiring the directors to be elected by the holders of Series E Preferred Stock, the first date on which the total number of outstanding shares of Series E Preferred Stock is less than 2,000,000 shares of the Series E Preferred Stock, such number of shares in each case being subject to proportional adjustment to reflect combination or subdivisions of such Series C Preferred Stock or Series E Preferred Stock or dividends declared in shares of such stock; or (ii) the merger or consolidation of the Company with or into any other corporation or corporations where the Company is not the surviving corporation if such consolidation or merger is approved by the stockholders of the Company in compliance with applicable law and the Certificate of Incorporation and Bylaws of the Company; or (iii) a sale of all or substantially all of the assets of the Company in a single transaction or a series of related transactions.

     6.   Conversion Rights.  The outstanding shares of Preferred Stock shall be
          -----------------
convertible into Common Stock as follows:

          6.1  Optional Conversion.
               -------------------

               (a) At the option of the holder thereof, each share of Preferred Stock shall be convertible, at any time or from time to time, into fully paid and nonassessable shares of Common Stock as provided herein.

               (b) Each holder of Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Preferred Stock being converted. Thereupon the Company shall promptly issue and deliver at such office to such holder, or to the nominee or nominees of such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          6.2  Automatic Conversion.
               --------------------

               (a) Each share of Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein (i) immediately prior to the closing of a Qualified Public Offering or
(ii) upon the receipt by the Company of the written consent of the holders of not less than two-thirds of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, as well as the consent of holders of at least two-thirds of the then outstanding shares of Series E Preferred Stock, voting as a separate class, to the conversion of all then outstanding Preferred Stock under this Section 6.

               (b) All holders of record of shares of Preferred Stock will be given at least twenty (20) days' prior written notice of the anticipated date of any automatic conversion referenced in Section 6.2(a) and the Company shall also exercise reasonable efforts to provide three (3) days' notice of such actual conversion date to said holders, which notice may be by telephone. Each such notice shall designate a place for automatic conversion of all of the shares of such Preferred Stock pursuant Section 6.2(a). Such notices will be sent by mail, first class, postage prepaid to each record holder of Preferred Stock at the address of such holder appearing on the stock register of the Company, by overnight courier service or by telephone as provided herein. The failure to properly provide notice under this Section 6.2(b) will not invalidate the conversion of all outstanding Preferred Stock under this Section 6.

               (c)  Upon the occurrence of any event specified in Section 6.2(a)
(i) or (ii) above, the outstanding shares of Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however,
                                                             --------  -------
that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock, the holders of Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder, or to the nominee or nominees of such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

          6.3  Conversion Price.  Each share of Preferred Stock shall be
               ----------------
convertible in accordance with Section 6.1 or Section 6.2 above into the number of shares of Common Stock which results from dividing the Original Issue Price for such series of Preferred Stock by the conversion price for such series of Preferred Stock that is in effect at the time of conversion (the "Conversion
                                                                  ----------
Price").  The initial Conversion Price for the Series A Preferred Stock shall be
-----
the Original Issue Price of the Series A Preferred Stock. The initial Conversion Price for the Series B Preferred Stock shall be the Original Issue Price of the Series B Preferred Stock. The initial Conversion Price for the Series C Preferred Stock shall be the Original Issue Price of the Series C Preferred Stock. The initial Conversion Price for the Series D Preferred Stock shall be the Original Issue Price of the Series D Preferred Stock. The initial Conversion Price for the Series E Preferred Stock shall be the Original Issue Price of the Series E Preferred Stock. In each case the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be subject to readjustment as provided by Section 6.14 herein. The Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as provided below.

          6.4  Adjustment Upon Common Stock Event.  If at any time or from to
               ----------------------------------
time after the Original Issue Date there occurs a Common Stock Event (as hereinafter defined), the Conversion Price of each series of Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price of such series of Preferred Stock in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price for such series of Preferred Stock. The Conversion Price for a series of Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term "Common Stock Event" shall mean: (i) the issue by the Company of additional
 ------------------
shares of Common Stock as a dividend or other distribution on outstanding Common Stock; (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock; or (iii) combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

          6.5  Adjustments for Other Dividends and Distributions.  If at any
               -------------------------------------------------
time or from time to time after the Original Issue Date the Company pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Company other than shares of Common Stock, then in each such event provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Company which they would have received had their Preferred Stock been converted into Common Stock on the date of such event, or such record date, as applicable, and had they thereafter, during the period from the date of such event, or such record date, as applicable, to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the holders of the Preferred Stock or with respect to such other securities by their terms.

          6.6  Adjustment for Reclassification, Exchange and Substitution.  If
               ----------------------------------------------------------
at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 6), then in any such event each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock,

Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          6.7  Reorganizations, Mergers and Consolidations.  If at any time or
               -------------------------------------------
from time to time after the Original Issue Date there is a capital reorganization of the Company (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 6) or a merger or consolidation of the Company with or into another corporation, except an event which is governed under Section 3.4, then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of the Preferred Stock thereafter shall be entitled to receive, upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of the Company, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Preferred Stock after the reorganization, merger or consolidation to the end that the provisions of this
Section 6, including adjustment of the Conversion Price then in effect and number of shares issuable upon conversion of the Preferred Stock, shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This Section 6.7 shall similarly apply to successive reorganizations, mergers and consolidations.

          6.8  Sale of Shares Below Conversion Price.
               -------------------------------------

               (a) Adjustment Formula. If at any time or from time to time after
                   ------------------
the Original Issue Date the Company issues or sells, or is deemed by the provisions of this Section 6.8 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with a Common Stock Event as provided in Section 6.4, a dividend or distribution as provided in Section 6.5, a recapitalization, reclassification or other change as provided in Section 6.6 or a reorganization, merger or consolidation as provided in Section 6.7, for an Effective Price (as hereinafter defined) that is less than the Conversion Price for a series of Preferred Stock in effect immediately prior to such issue or sale, then, and in each such case, the Conversion Price for such series of Preferred Stock shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Conversion Price by a fraction:

                   (i) the numerator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (B) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Company for the total number of Additional Shares of Common Stock so issued or sold, or deemed so issued and sold, by the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue or sale; and

                   (ii) the denominator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus

(B) the number of Additional Shares of Common Stock so issued or sold or deemed so issued and sold.

               (b) Certain Definitions.  For the purpose of making any
                   -------------------
adjustment required under this Subsection 6.8:

                   (i)  "Additional Shares of Common Stock" shall mean all
                         ---------------------------------
shares of Common Stock issued by the Company, or deemed to have been issued by the Company pursuant to Section 6.8(c) below, whether or not subsequently reacquired or retired by the Company, other than: (A) shares of Series E Preferred Stock sold pursuant to the Series E Purchase Agreement; (B) shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock; (C) shares of Common Stock, or options, warrants or rights therefor, issued or issuable to employees, officers, or directors of, or contractors, consultants or legal, financial or other advisers to, the Company or any of its subsidiaries outstanding as of or issued following the Original Issue Date pursuant to stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors in compliance with Section 7.2(5) hereof; (D) the convertible promissory notes issued on or about August 6, 1999 in an aggregate principal amount of $2,285,449.38 convertible into shares of Series E Preferred Stock and the shares of Series E Preferred Stock issued or issuable upon conversion thereof; (E) the convertible promissory note issued on or about May 13, 1999 in a principal amount of $150,000 convertible into shares of Series E Preferred Stock and the shares of Series E Preferred Stock issued or issuable upon conversion thereof; (F) warrants for 88,241 shares of Series E Preferred Stock issued on or about August 6, 1999 and the shares of Series E Preferred Stock issued or issuable upon exercise thereof; (G) warrants for up to 135,359 shares of Common Stock outstanding on the Original Issue Date and the shares of Common Stock issued or issuable upon exercise thereof; (H) warrants for 100,000 shares of Series C Preferred Stock outstanding on the Original Issue Date and shares of Series C Preferred Stock issued or issuable upon exercise thereof; (I) warrants for 231,660 shares of Series E Preferred Stock outstanding on the Original Issue Date and shares of Series E Preferred Stock issued or issuable upon exercise thereof; (J) up to 200,000 shares of Common Stock or Preferred Stock and/or options or warrants therefor approved by the Board of Directors and issued or issuable to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing, such number of shares being subject to proportional adjustment to reflect subdivisions, combinations and stock dividends affecting the number of outstanding shares of such stock; and (K) securities issued pursuant to the acquisition of another corporation or entity by the Company, as approved by two-thirds of the disinterested members of the Board of Directors of the Company, by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity.

                   (ii) The "Aggregate Consideration Received" by the Company
                             --------------------------------
for any issue or sale, or deemed issue or sale, of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the

Company in connection with such issue or sale and without deduction of any expenses payable by the Company; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors; and (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

                    (iii) "Common Stock Equivalents Outstanding" shall mean the
                           ------------------------------------
number of shares of Common Stock that is equal to the sum of (A) all shares of Common Stock of the Company that are outstanding at the time in question, plus
(B) all shares of Common Stock of the Company issuable upon conversion of all shares of Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (C) all shares of Common Stock of the Company that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

                    (iv)  "Convertible Securities" shall mean evidence of
                            ----------------------
indebtedness, shares of stock or other securities that are at any time, directly or indirectly, convertible into or exchangeable for shares of Common Stock.

                    (v)   The "Effective Price" of Additional Shares of Common
                               ---------------
Stock shall mean the Aggregate Consideration Received, or deemed to have been received, by the Company under this Section 6.8, for the issue of such Additional Shares of Common Stock, divided by the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Company under this Section 6.8; and

                    (vi)  "Rights or Options" shall mean warrants, options or
                           -----------------
other rights to purchase or acquire shares of Common Stock or Convertible Securities.

               (c)  Deemed Issuances. For the purpose of making any adjustment
                    ----------------
to the Conversion Price required under this Section 6.8, if the Company issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price then in effect for a series of Preferred Stock, then the Company shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Company upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company, other than by cancellation of liabilities or obligations evidenced by such Convertible Securities, upon the conversion or exchange thereof; provided, however, that:
                                                     --------  -------

                    (i) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                    (ii) if the minimum amount of consideration payable to the Company upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

                    (iii) if the minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company, other than by cancellation of liabilities or obligations evidenced by such Convertible Securities, on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

          6.9  Certificate of Adjustment.  In each case of an adjustment or
               -------------------------
readjustment of the Conversion Price for a series of Preferred Stock, the Company, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustments or readjustments are based, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Preferred Stock at the holder's address as shown in the books of the Company.

          6.10  Fractional Shares.  No fractional shares of Common Stock shall
                -----------------
be issued upon any conversion of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay the holder cash equal to the product of such fraction multiplied by the then effective Conversion Price.

          6.11  Reservation of Stock Issuable Upon Conversion.  The Company
                ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock and issuance of Common Stock pursuant to any outstanding options, warrants or other rights to acquire Common Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the reasonable opinion of the Company, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          6.12  Notices.  Any notice required by the provisions of this Section
                -------
6 to be given to the holders of shares of the Preferred Stock shall be deemed given upon the earlier of actual receipt or five (5) business days after deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Company.

          6.13  No Impairment.  The Company shall not avoid or seek to avoid the
                -------------
observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

          6.14  Adjustment of Series E Conversion Price.  As of the effective
                ---------------------------------------
date of the filing of these Restated Articles of Incorporation, the Conversion Price of the Series E Preferred Stock (the "Series E Conversion Price") shall be
                                            -------------------------
$3.09; provided however that if, prior to May 31, 2000, the Company does not close a bona fide underwritten public offering of shares of the Company with gross proceeds to the Company (before underwriter commissions and expenses) of at least $20 million and a minimum per share price of at least $6.18 per share of Common Stock (such price to be proportionally adjusted to reflect stock splits, stock dividends and the like) (a "Series E Ratchet Qualified IPO"), the
                                          --------------------------------
Series E Conversion Price shall become $2.35. For the purpose of determining whether the underwritten public offering described is a Series E Ratchet Qualified IPO under this Section 6.14, the minimum per share price of the shares of the Company shall be the greater of (a) the low end of the price range at which the shares are expected to be sold to the public as indicated on the cover of the printed "red herring" prospectus distributed to potential investors to market the shares or (b) the initial price per share at which the shares are purchased by the public in the offering.

     7.   Restrictions and Limitations.
          ----------------------------

          7.1  Series Protective Provisions.
               ----------------------------

               (a) So long as at least 1,000,000 shares of Series A Preferred Stock remain outstanding, such number appropriately adjusted for any stock split, combination or other recapitalization effecting the Series A Preferred Stock and dividends on such stock payable in shares of Preferred Stock or Common Stock which occur after the Original Issue Date, the Company shall not, without the approval, by vote or written consent, of the holders of at least a majority of the Series A Preferred Stock then outstanding, voting as a separate series, take any action which:

                    (i) authorizes or issues any new class of additional shares of capital stock of the Company, except for Preferred Stock authorized as of the filing of this First Amended and Restated Certificate of Incorporation, having priority over the Series A Preferred or ranking in parity with the Series A Preferred Stock (including any increase in the authorized number of shares of Series A Preferred Stock) as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Company; or

                    (ii) amends this First Amended and Restated Certificate of Incorporation of the Company so as to alter or change any existing rights, preferences, privileges or provisions relating to the Series A Preferred Stock or the holders thereof, or waive any of the rights granted to the holders of the Series A Preferred Stock by this First Amended and Restated Certificate of Incorporation of the Company;

               (b) So long as at least 1,000,000 shares of Series B Preferred Stock remain outstanding, such number appropriately adjusted for any stock split, combination or other recapitalization affecting the Series B Preferred Stock and dividends on such stock payable in shares of Preferred Stock or Common Stock which occur after the Original Issue Date, the Company shall not, without the approval, by vote or written consent, of the holders of at least a majority of the Series B Preferred Stock then outstanding, voting as a separate series, take any action which:

                    (i) authorizes or issues any new class of additional shares of capital stock of the Company, except for Preferred Stock authorized as of the filing of this First Amended and Restated Certificate of Incorporation, having priority over the Series B Preferred Stock or ranking in parity with the Series B Preferred Stock (including any increase in the authorized number of shares Series B Preferred Stock) as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Company; or

                    (ii) amends this First Amended and Restated Certificate of Incorporation of the Company so as to alter or change any existing rights, preferences, privileges or provisions relating to the Series B Preferred Stock or the holders thereof, or waive any of the rights granted to the holders of the Series B Preferred Stock by this First Amended and Restated Certificate of Incorporation of the Company;

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

               (c) So long as at least 3,000,000 shares of the Series C Preferred Stock remain outstanding, such number appropriately adjusted for any stock split, combination or other recapitalization effecting the Series C Preferred Stock and dividends on such stock payable in shares of Preferred Stock or Common Stock which occur after the Original Issue Date, the Company shall not, without the approval, by vote or written consent, of the holders of at least two-thirds of the Series C Preferred Stock then outstanding, voting as a separate series, take any action which:

                    (i) authorizes or issues any new class of additional shares of capital stock of the Company, except for Preferred Stock authorized as of the filing of this First Amended and Restated Certificate of Incorporation, having priority over the Series C Preferred Stock or ranking in parity with the Series C Preferred Stock (including any increase in the authorized number of shares Series C Preferred Stock) as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Company; or

                    (ii) amends this First Amended and Restated Certificate of Incorporation of the Company so as to materially and adversely alter or change any existing rights, preferences, privileges or provisions relating to the Series C Preferred Stock or the holders thereof, or waive any of the rights granted to the holders of the Series C Preferred Stock by this First Amended and Restated Certificate of Incorporation of the Company.

               (d) So long as at least 2,500,000 shares of the Series D Preferred Stock remain outstanding, such number appropriately adjusted for any stock split, combination or other recapitalization effecting the Series D Preferred Stock and dividends on such stock payable in shares of Preferred Stock or Common Stock which occur after the Original Issue Date, the Company shall not, without the approval, by vote or written consent, of the holders of at least two-thirds of the Series D Preferred Stock then outstanding, voting as a separate series, take any action which:

                    (i) authorizes or issues any new class of additional shares of capital stock of the Company, except for Preferred Stock authorized as of the filing of these this First Amended and Restated Certificate of Incorporation, having priority over the Series D Preferred Stock or ranking in parity with the Series D Preferred Stock (including any increase in the authorized number of shares Series D Preferred Stock) as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Company; or

                    (ii) amends this First Amended and Restated Certificate of Incorporation or the Bylaws of the Company so as to materially and adversely alter or change any existing rights, preferences, privileges or provisions relating to the Series D Preferred Stock or the holders thereof, or waive any of the rights granted to the holders of the Series D Preferred Stock by this First Amended and Restated Certificate of Incorporation of the Company.

               (e) So long as at least 2,000,000 shares of the Series E Preferred Stock remain outstanding, such number appropriately adjusted for any stock split, combination or other recapitalization affecting the Series E Preferred Stock and dividends on such stock payable in shares of Preferred Stock or Common Stock which occur after the Original Issue Date, except as otherwise provided in Section 7.1(e)(iv), the Company shall not, without the approval, by vote or written consent, of the holders of at least four-fifths of the Series E Preferred Stock then outstanding, voting as a separate series:

                    (i) authorize or issue any new class of additional shares of capital stock of the Company having priority over the Series E Preferred or ranking in parity with the Series E Preferred Stock or securities convertible into such securities (including any increase in the authorized number of shares of Series E Preferred Stock) as to redemption, the payment of dividends or the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Company;

                    (ii) amend this First Amended and Restated Certificate of Incorporation of the Company so as to alter or change any existing rights, preferences, privileges or provisions relating to the Series E Preferred Stock or the holders thereof, or waive any of the rights granted to the holders of the Series E Preferred Stock by this First Amended and Restated Certificate of Incorporation of the Company;

                    (iii) sell, lease (excluding any sale-leaseback transaction or equipment lease financing), exclusively license or transfer all or substantially all of the assets of the Company or of any subsidiary of the Company, whether in a single transaction or a series of related transactions, consolidate with or merge the Company or any subsidiary of the Company into any other company or entity, or permit any other company or entity to consolidate or merge into the Company or any subsidiary of the Company, or enter into a plan of exchange with any other company or entity, or otherwise acquire any other company or entity,

                    (iv) take any action constituting or resulting in a liquidation, dissolution or winding up of the Company without the vote of two-thirds of the Series E Preferred Stock then outstanding, voting as a separate series; or

                    (v) acquire or permit any of its subsidiaries to acquire, directly or indirectly in any transaction or related series of transactions, all or any material portion of the assets, business, stock or other equity interests of any person other than acquisitions of assets in the ordinary course of business of the Company.

          7.2  Class Protective Provisions.  So long as 1,000,000 shares of
               ---------------------------
Preferred Stock remain outstanding, the Company shall not, without the approval, by vote or written consent, of the holders of at least a majority of the shares of Preferred Stock then outstanding, voting together as a single class:

               (i) redeem any share(s) of Common Stock, other than Permitted Repurchases;

               (ii) sell, lease (excluding any sale-leaseback transaction or equipment lease financing), exclusively license or transfer of all or substantially all of the assets of the Company or of any subsidiary of the Company, whether in a single transaction or a series of related transactions, consolidate with or merge the Company or any subsidiary of the Company into any other company or entity, or permit any other company or entity to consolidate or merge into the Company or any subsidiary of the Company, or enter into a plan of exchange with any other company or entity, or otherwise acquire any other company or entity, or otherwise take any action constituting or resulting in a liquidation, dissolution or winding up of the Company;

               (iii) except as contemplated herein, declare or pay any dividends, other than dividends payable solely in shares of its own Common Stock, on or declare or make any other distribution, directly or indirectly, on account of any shares of Preferred Stock or Common Stock now or hereafter outstanding;

               (iv) authorize, permit or in any way enable any subsidiary of the Company to sell or issue capital stock to any party other than the Company; or

               (v) increase the pool of Common Stock, or options, warrants or rights therefore, issued or issuable to employees, officers, or directors of, or contractors, consultants or advisers to, the Company or any subsidiary pursuant to stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors in excess of 17,195,759 shares, including all such shares outstanding on the date hereof and such number of shares to be calculated net of any repurchases of such shares by the Company and net of any such expired or terminated options, warrants or rights and to be proportionally adjusted to reflect any subsequent Common Stock Event.


     8.   Miscellaneous.
          -------------

          8.1  No Reissuance of Preferred Stock.  No share or shares of
               --------------------------------
Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.

          8.2  Consent to Certain Transactions.  Each holder of shares of
               -------------------------------
Preferred Stock shall, by virtue of its acceptance of a stock certificate evidencing Preferred Stock, be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California Corporations Code, to all Permitted Repurchases.


                                   ARTICLE V

     In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto, in accordance with the provisions of such Bylaws, to alter and repeal the Bylaws adopted or amended by the Board of Directors. Notwithstanding any other provisions of law, this First Amended and Restated Certificate of Incorporation or the Bylaws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this First Amended and Restated Certificate of Incorporation or the Bylaws, the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the outstanding voting stock then entitled to vote at an election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with this Article V.

                                  ARTICLE VI

          To the fullest extent permitted by law, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No amendment to or repeal of this provision, nor the adoption of any provision of this First Amended and Restated Certificate of Incorporation inconsistent with this Article VI, shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

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